Exhibit 99.1
P R E S S    A N N O U N C E M E N T

John Stewart	Rich Young
Progress Software Corporation	Lewis PR
Tel.: +1(781) 280-4101	Tel.: +1 (617) 226-8840
Email: jstewart@progress.com	Email: progress@lewispr.com
Progress Software Corporation Completes Acquisition of IONA Technologies plc
BEDFORD, Mass. — September 12, 2008 — Progress Software Corporation (NASDAQ: PRGS), a global supplier of application infrastructure software used to develop, deploy, integrate and manage business applications today announced that all regulatory and legal requirements have been satisfied and that the acquisition of IONA Technologies plc is now complete. Progress acquired IONA for an aggregate purchase price of approximately $162 million and approximately $107 million net of cash and marketable securities reported on June 30, 2008, which it funded with existing cash resources.
Joseph Alsop, co-founder and chief executive officer of Progress Software commented: “The addition of IONA will strengthen Progress’ position as the industry’s independent choice for infrastructure software supporting heterogeneous, distributed IT environments implementing a Service Oriented Architecture (SOA). IONA’s products complement the Progress SOA portfolio with leading edge, best-in-class technology and enable a wider variety of interoperability and deployment options, including the support of high-performance, mission-critical systems based on C++ and CORBA. Moreover, Progress intends to leverage IONA’s leadership role in standards bodies and open source software development.”
In connection with the acquisition, Progress expects to issue options to purchase an aggregate of 542,800 shares of Progress common stock to approximately 90 former IONA employees who have joined Progress as part of the acquisition. The grants will be made pursuant to Progress’ 2004 Inducement Stock Plan and are subject to the approval of the Compensation Committee of Progress’ Board of Directors.
Progress expects to provide updated financial guidance with respect to the 2008 fiscal year reflecting the IONA acquisition in connection with its upcoming third quarter earnings release and conference call currently scheduled for September 18, 2008.

About Progress Software Corporation
Progress Software Corporation (NASDAQ: PRGS) provides application infrastructure software for the development, deployment, integration and management of business applications. Our goal is to maximize the benefits of information technology while minimizing its complexity and total cost of ownership. Progress can be reached at www.progress.com or +1-781-280-4000.
Legal information
Certain items in this announcement may contain forward-looking statements that are based on current expectations or beliefs, as well as assumptions about future events. Forward-looking statements are statements that contain predictions or projections of future events or performance, and often contain words such as “anticipates”, “can”, “estimates”, “believe”, “expects”, “projects”, “will”, “might”, or other words indicating a statement about the future. These statements are based on our current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual events to differ materially from those described in the forward-looking statements. Reliance should not be placed on any such statements because of their very nature, they are subject to known and unknown risks and uncertainties and can be affected by factors that could cause them to differ materially from those expressed or implied in the forward-looking statements. We can give no assurance that expectations will be attained. Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the forward looking statements include: the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress Software’s or IONA’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; uncertainties as to whether IONA’s business will be successfully integrated with Progress Software’s business; and other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by Progress Software, including the Annual Report on Form 10-K fled by Progress Software on January 29, 2008, as well as the Quarterly Report on Form 10-Q filed by Progress Software on July 10, 2008. Such forward-looking statements speak only as of the date of this announcement. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Progress and IONA are registered trademarks of Progress Software Corporation or one of its affiliates or subsidiaries in the U.S. and other countries.
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